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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SYSTEMS XCELLENCE INC.
(Exact name of registrant as specified in its charter)

Canada (State of incorporation or organization)	75-2578509 (I.R.S. Employer Identification No.)

555 Industrial Drive Milton, Ontario, Canada (Address of principal executive offices)	L9T 5E1 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered None	Name of each exchange on which each class is to be registered None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-134753

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, without par value
(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

A description of the Common Shares to be registered hereunder is contained under the heading "Description of share capital" in the Registrant's registration statement on Form F-10 (File No. 333-134753), filed with the Securities and Exchange Commission on June 6, 2006 as the same may be amended from time to time, and such information is incorporated by reference herein.

Item 2.    Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit No.	Description
1.	Registrant's registration statement on Form F-10 (incorporated by reference to the registrant's Form F-10 (File No. 333-134753) filed on June 6, 2006)
2.	Certificate of Amalgamation of Systems Xcellence Inc., dated August 1, 1995
3.	Articles of Amendment of Systems Xcellence Inc., dated July 12, 1996
4.	Articles of Amendment of Systems Xcellence Inc., dated June 5, 2006
5.	By-laws of Systems Xcellence Inc., as amended

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SYSTEMS XCELLENCE INC.
Dated: June 21, 2006
/s/ JEFFREY PARK Jeffrey Park Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.	Registrant's registration statement on Form F-10 (incorporated by reference to the registrant's Form F-10 (File No. 333-134753) filed on June 6, 2006)
2.	Certificate of Amalgamation of Systems Xcellence Inc., dated August 1, 1995
3.	Articles of Amendment of Systems Xcellence Inc., dated July 12, 1996
4.	Articles of Amendment of Systems Xcellence Inc., dated June 5, 2006
5.	By-laws of Systems Xcellence Inc., as amended

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SIGNATURE
EXHIBIT INDEX